                                                                   Exhibit 11.1

                       SERVICE CORPORATION INTERNATIONAL
                       COMPUTATION OF EARNINGS PER SHARE
                     (Thousands, except per share amounts)


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
                                                                               YEARS ENDED DECEMBER 31,
                                                                        1993             1992             1991
- -----------------------------------------------------------------------------------------------------------------
PRIMARY:
Income before cumulative effect of
   change in accounting principles  . . . . . . . . . . . . . . .      $103,092          $86,536          $73,372

Cumulative effect of change in
   accounting principles (net of tax)   . . . . . . . . . . . . .        (2,031)              --               --
                                                                       --------          -------          -------
                                                                       $101,061          $86,536          $73,372
                                                                       ========          =======          =======
Average number of common shares
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . .        82,992           76,592           71,177
Common stock equivalents applicable to options outstanding
     resulting from application of the "treasury stock method"
     using average stock price  . . . . . . . . . . . . . . . . .           380              264              249
                                                                       --------          -------          -------
Average common and common equivalent shares
     used in earnings per share   . . . . . . . . . . . . . . . .        83,372           76,856           71,426
                                                                       ========          =======          =======
Primary Earnings Per Common Share:
Income before cumulative effect of change in
     accounting principles  . . . . . . . . . . . . . . . . . . .      $   1.24          $  1.13          $  1.03
Cumulative effect of change in accounting
     principles (net of tax)  . . . . . . . . . . . . . . . . . .          (.03)              --               --
                                                                       ---------         -------          -------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   1.21          $  1.13          $  1.03
                                                                       ========          =======          =======

FULLY DILUTED:
Income before cumulative effect of change in
     accounting principles  . . . . . . . . . . . . . . . . . . .      $103,092          $86,536          $73,372

Add after tax interest expense applicable to
     convertible debentures   . . . . . . . . . . . . . . . . . .         8,412           11,935            6,451
                                                                       ---------         -------          -------

Income as adjusted  . . . . . . . . . . . . . . . . . . . . . . .       111,504           98,471           79,823
Cumulative effect of change in accounting
     principles (net of tax)  . . . . . . . . . . . . . . . . . .        (2,031)              --               --
                                                                       ---------         -------          -------
                                                                       $109,473          $98,471          $79,823
                                                                       ========          =======          =======
Average number of common shares
     outstanding   . . . . . . . . . . . . . . . . . . . . . . .         82,992           76,592           71,177
Common stock equivalents applicable to options outstanding
     resulting from application of the "treasury stock method"
     using end of period stock price (if greater than average
     stock price for period)  . . . . . . . . . . . . . . . . . .           401              293              282
Assuming conversion of convertible debentures . . . . . . . . . .        10,485           15,179            8,484
                                                                       --------         -------          -------

Average shares used in fully diluted earnings per share . . . . .        93,878           92,064           79,943
                                                                       ========          =======          =======

FULLY DILUTED EARNINGS PER COMMON SHARE:
Income before cumulative effect of change in
     accounting principles  . . . . . . . . . . . . . . . . . . .      $   1.19          $  1.07          $  1.00
Cumulative effect of change in accounting
     principles (net of tax)  . . . . . . . . . . . . . . . . . .          (.02)              --               --
                                                                       --------          -------          -------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   1.17          $  1.07          $  1.00
                                                                       ========          =======          =======

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